UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2016

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Richard J. Harrison retired from his position as Executive Vice President and Chief Operating Officer of Financial Institutions, Inc. (the "Company"). As of April 1, 2016, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Mr. Harrison pursuant to which Mr. Harrison will provide consulting services related to the Company’s business for an annual fee of $100,000, payable monthly. The Consulting Agreement will remain in effect for a one-year term (the "Term"), subject to early termination upon certain events. Under the Consulting Agreement, Mr. Harrison agrees to non-competition and non-solicitation covenants for a period of eighteen (18) months following the end of the Term. Mr. Harrison also agrees to abide by certain confidentiality provisions.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Consulting Agreement, dated April 1, 2016, by and between the Company and Richard J. Harrison.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

April 1, 2016	By:	Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement, dated April 1, 2016, by and between the Company and Richard J. Harrison.